Exhibit 99.1

ELECTRONIC ARTS REPORTS Q1 FY12 FINANCIAL RESULTS

Battlefield 3 Pre-Orders Up More Than 10x Battlefield: Bad Company 2

NCAA 12 Sell-Through Up 17% Versus NCAA 11

Star Wars: The Old Republic Breaks EA Record For Pre-Orders

Q1 Non-GAAP Digital Revenue $209 Million; Up 35% On A Trailing Twelve Month Basis

REDWOOD CITY, CA – July 26, 2011 – Electronic Arts Inc. (NASDAQ: ERTS) today announced preliminary financial results for its first fiscal quarter ended June 30, 2011.

“This was another solid quarter driven by both digital and packaged goods,” said John Riccitiello, Chief Executive Officer. “We saw strong digital revenue growth over the prior year. On packaged goods, NCAA is off to a great start and pre-orders for Battlefield 3 are tracking extremely well.”

“EA is well positioned for the year ahead and reaffirms its fiscal 2012 non-GAAP EPS guidance,” said Eric Brown, Chief Financial Officer. “And we are increasing non-GAAP digital revenue guidance to a range of $1.100 billion to $1.150 billion for fiscal 2012.”

Selected Operating Highlights and Metrics:

•	Trailing twelve month non-GAAP digital revenue $854 million, up 35% year-over-year.

•	First quarter fiscal 2012 non-GAAP digital revenue $209 million, up 11% year-over-year.

•	Trailing twelve month console non-GAAP digital revenue increased 91% year-over-year.

•	First quarter fiscal 2012 smart phone non-GAAP revenue up over 75% year-over-year.

•	Nucleus registered users 125 million at the end of first quarter fiscal 2012.

•	EA held five of the top ten paid games on Verizon, two of the top ten paid games on the iPhone®, and two of the top ten paid games on the iPad™ in June 2011.

•

Portal 2 sold in over two million units in the first quarter. On catalogue, Crysis 2® sold in approximately three million units life to date; Dead Space™ 2 and Dragon Age™ 2 have both sold in over two million units life to date.

•	EA was the #1 publisher in Western markets with 16% segment share in the June quarter.

•	For the quarter, EA had four of the top 20 selling games in Western markets: Portal 2, Crysis 2, FIFA 11, and Tiger Woods PGA TOUR® 12: The Masters.

•

Life to date, including digital and mobile downloads, FIFA 11 sold in nearly 15 million units and Battlefield: Bad Company™ 2 sold in over nine million units, demonstrating strong cross-platform results

•

EA Games Label and EA SPORTS™ garnered 148 award nominations and 19 wins at E3. Winners included Mass Effect™ 3, Battlefield 3, STAR WARS®: The Old Republic™, FIFA 12, SSX™, Need for Speed™ The Run, Kingdoms of Amalur: Reckoning™, Madden NFL 12, and NHL® 12.

•	EA’s E3 Game Changers press conference was viewed by more than two million people on Spike TV’s broadcast and live webcasts on several consumer sites.

Investors: Rob Sison, 650-628-7787	Media: Jeff Brown, 650-628-7922

•

On July 12, 2011 EA announced an agreement to acquire PopCap Games, a leading provider of games for mobile phones, tablets, PCs and social network sites. With blockbuster titles like Plants vs. Zombies, Bejeweled, and Zuma, and a proven ability to create new hits, PopCap is a leader in the fast growing market for casual digital games. The acquisition is expected to be completed in August 2011. The PopCap acquisition is expected to be neutral to fiscal 2012 non-GAAP and GAAP EPS, at least $0.10 accretive to fiscal 2013 non-GAAP EPS and $0.10 dilutive to fiscal 2013 GAAP EPS.

Q1 FY12 Financial Highlights:

Non-GAAP net revenue of $524 million was at the upper end of our updated guidance of $500 million to $525 million. Non-GAAP loss per share of ($0.37) also was at the upper end of our guidance of ($0.40) to ($0.37). As expected, non-GAAP net revenue in Q1 fiscal 2012 was lower as compared to Q1 fiscal 2011 due to a reduced title slate, which went from six major titles in Q1 fiscal 2011 to four in Q1 fiscal 2012. This was somewhat offset by our continued digital revenue growth.

(in millions of $ except per share amounts)	Quarter Ended 6/30/11	Quarter Ended 6/30/10
Net Digital Revenue	$232	$176
Net Publishing Packaged Goods and Other Revenue	647	586
Net Distribution Packaged Goods Revenue	120	53

GAAP Total Net Revenue	999	815

Non-GAAP Net Digital Revenue	$209	$188
Non-GAAP Net Publishing Packaged Goods and Other Revenue	195	298
Non-GAAP Net Distribution Packaged Goods Revenue	120	53

Non-GAAP Total Net Revenue	524	539

GAAP Net Income	221	96
Non-GAAP Net Loss	(123)	(78)
GAAP Diluted Earnings Per Share	0.66	0.29
Non-GAAP Diluted Loss Per Share	(0.37)	(0.24)

Cash Flow from Operations	(274)	(148)

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $ except per share data)	Year Ended 6/30/11	Year Ended 6/30/10
GAAP Net Revenue	$3,773	$3,825
GAAP Net Loss	(151)	(347)
GAAP Diluted Loss Per Share	(0.47)	(1.08)

Non-GAAP Net Revenue	3,813	3,882
Non-GAAP Net Income	188	73
Non-GAAP Diluted Earnings Per Share	0.57	0.22
Cash Flow from Operations	194	332

Q1 FY12 Digital Metrics:

(in millions)	Quarter Ended 6/30/11	Quarter Ended 6/30/10
GAAP and Non-GAAP Net Mobile Revenue	$57	$52
Monthly Active Users (MAU) in Social Games	32	52
Core Registered Users	125	67

Business Outlook as of July 26, 2011

The following forward-looking statements, as well as those made above, reflect expectations as of July 26, 2011. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors, including: product development delays; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; the financial impact of acquisitions by EA, including the PopCap acquisition; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

The fiscal 2012 expectations reflect our preliminary estimates of the financial impact of the PopCap acquisition. These preliminary estimates are based on currently available information and are subject to change.

Second Quarter Fiscal Year 2012 Expectations – Ending September 30, 2011

•	GAAP net revenue is expected to be approximately $675 to $725 million.

•	Non-GAAP net revenue is expected to be approximately $925 to $975 million.

•	GAAP diluted loss per share is expected to be approximately ($1.03) to ($0.87) as compared to previous guidance of ($1.10) to ($0.97).

•	Non-GAAP diluted loss per share is expected to be approximately ($0.13) to ($0.03) as compared to previous guidance of ($0.15) to ($0.05).

•	For purposes of calculating second quarter fiscal year 2011 loss per share, the Company estimates a share count of 331 million.

•	Expected non-GAAP net loss excludes the following from expected GAAP net loss:

•	Non-GAAP net revenue is expected to be approximately $250 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

•	Approximately $50 million of estimated stock-based compensation;

•	Approximately $25 to 30 million of acquisition-related expenses;

•	Approximately $5 million of restructuring charges;

•	Approximately $5 million from the amortization of debt discount; and

•	Non-GAAP tax expense is expected to be $43 to $56 million higher than GAAP tax expense.

Fiscal Year 2012 Expectations – Ending March 31, 2012

•	GAAP net revenue is expected to be approximately $3.825 billion to $4.025 billion as compared to our previous guidance of $3.725 billion to $3.950 billion.

•	Non-GAAP net revenue is expected to be approximately $3.900 billion to $4.100 billion as compared to our previous guidance of $3.800 to $4.025 billion.

•	GAAP diluted earnings (loss) per share is expected to be approximately a loss per share of ($0.10) to earnings per share of $0.21, as compared to previous guidance of ($0.04) to $0.26.

•	Non-GAAP diluted earnings per share are expected to be approximately $0.70 to $0.90.

•

For purposes of calculating fiscal year 2012 earnings (loss) per share, the Company estimates a share count of 330 million for loss per share computations and 334 million for earnings per share computations.

•	Expected non-GAAP net income excludes the following items from expected GAAP net income (loss):

•	Non-GAAP net revenue is expected to be approximately $75 million higher than GAAP revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

•	Approximately $175 million of estimated stock-based compensation;

•	Approximately $85 to $95 million of acquisition-related expenses;

•	Approximately $28 million of restructuring charges;

•	Approximately $15 million from the amortization of debt discount; and

•	Non-GAAP tax expense is expected to be $121 to $147 million higher than GAAP tax expense.

Fiscal Year 2012 Key Titles by Label and Platform – this list excludes Star Wars®: The Old Republic™, which is targeted to launch holiday 2011.

Q1	Games	Alice: Madness Returns(2)	Console		PC
		Portal 2(1)	Console		PC
		Shadows of the Damned(2)	Console

	Play	Darkspore			PC

Q2	Sports	FIFA 12	Console	Handheld/Mobile	PC
		Madden NFL 12	Console	Handheld/Mobile
		NCAA Football 12	Console
		NHL 12	Console

	Play	Harry Potter And The Deathly Hallows Part 2	Console	Handheld/Mobile	PC

Q3	Games	Battlefield 3	Console	Handheld/Mobile	PC
		Need for Speed The Run	Console	Handheld/Mobile	PC

	Sports	FIFA Manager 12			PC

	Play	The Sims 3 Pets	Console	Handheld/Mobile

	EAi	Hasbro Family Game Night 4	Console

Q4	Games	Kingdoms of Amalur: Reckoning(2)	Console		PC
		Mass Effect 3	Console	Handheld/Mobile	PC

	Sports	SSX	Console
		Sports Game TBA	Console
		Sports Game TBA	Console
		Sports Game TBA	Console
		Sports Game TBA	Console

Note: (1) Distribution Title, (2) Co-Published Title.

This Key Titles Schedule is current as of July 26th, and is subject to change. Electronic Arts assumes no obligation to update this schedule. Conference Call and Supporting Documents

Electronic Arts will host a conference call on July 26, 2011 at 2:00 pm PT (5:00 pm ET) to review its results for the first quarter ended June 30, 2011 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 773-799-3213 (domestic) or 888-677-1083 (international), using the password “EA” or via webcast at http://www.investor.ea.com.

EA will also post a slide presentation that accompanies the call at http://www.investor.ea.com.

A dial-in replay of the conference call will be provided until August 2, 2011 at the following number: 203-369-0099 (domestic) or 866-356-3373 (international). A webcast replay of the conference call will be available for one year at http://www.investor.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

•	Acquisition-related expenses

•	Amortization of debt discount

•	Change in deferred net revenue (packaged goods and digital content)

•	Loss on lease obligation and facilities

•	Loss on licensed intellectual property commitment

•	Loss (gain) on strategic investments

•	Restructuring charges

•	Stock-based compensation

•	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicated there has a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management will exclude the effect of this amortization when evaluating the Company’s operating performance and the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated life of the game. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Loss on Lease Obligation and Facilities. During the second quarter of fiscal 2010, Electronic Arts completed the acquisition of its headquarters facilities in Redwood City, California pursuant to the terms of the loan financing agreements underlying the build-to-suit leases for the facilities. These leases expired in July 2009, and had previously been accounted for as operating leases. The total amount paid under the terms of the leases was $247 million, of which $233 million related to the purchase price of the facilities and $14 million was for the loss on our lease obligation. In addition, Electronic Arts recorded a tax benefit of approximately $31 million, consisting of approximately $6 million related to the loss on our lease obligation, and a $25 million reduction in our valuation allowance due to the acquisition. As a result of this lease obligation and facility acquisition, on an after-tax basis, Electronic Arts incurred a positive net income effect of $17 million. Electronic Arts’ management excluded the effect of this transaction when evaluating the Company’s operating performance and when assessing the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Loss on Licensed Intellectual Property Commitment. During the fourth quarter of fiscal 2009, Electronic Arts amended an agreement with a content licensor. This amendment resulted in the termination of our rights to use the licensor’s intellectual property in certain products and we incurred a related estimated loss of $38 million. This significant non-recurring loss is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this loss when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Loss (Gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the estimates relating to EA’s second quarter and full fiscal year 2012 guidance information under the heading “Business Outlook”, and the fiscal year 2012 key title slate, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions, including the PopCap acquisition; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings; general economic conditions; and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

These forward-looking statements are current as of July 26, 2011. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended June 30, 2011.

About Electronic Arts

Electronic Arts (NASDAQ:ERTS) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 100 million registered players and operates in 75 countries. In fiscal year 2011, EA posted GAAP net revenue of $3.6 billion. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed™, Battlefield, and Mass Effect™. More information about EA is available at http://info.ea.com.

For additional information, please contact:

Rob Sison	Jeff Brown
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-7787	650-628-7922
rsison@ea.com	jbrown@ea.com

EA SPORTS, Dead Space, Need for Speed, Alice: Madness Returns, SSX, Darkspore and The Sims are trademarks of Electronic Arts Inc. Dragon Age and Mass Effect are trademarks of EA International (Studio and Publishing) Ltd. Battlefield: Bad Company and Battlefield 3 are trademarks of EA Digital Illusions CE AB. FAMILY GAME NIGHT is a trademark of Hasbro and used with permission. Crysis is a registered trademark of Crytek. HARRY POTTER characters, names and related indicia are trademarks of and © Warner Bros. Entertainment Inc. STAR WARS and related properties are trademarks in the United States and/or other countries of Lucasfilm Ltd. and/or its affiliates. Shadows of the Damned is a trademark of GRASSHOPPER MANUFACTURE INC. John Madden is a trademark or other intellectual property of Red Bear, Inc. or John Madden. NFL is a trademark of the National Football League. NCAA is a registered trademark of the National Collegiate Athletic Association. NHL is a registered trademark of National Hockey League. The name of Tiger Woods is a trademark, copyrighted design and/or other form of intellectual property that is the exclusive property of ETW Corp. or Tiger Woods and may not be used, in whole or in part, without the prior written consent of ETW Corp. or Tiger Woods. PGA TOUR is a trademark of PGA TOUR, INC. and used by permission. “Masters” is a trademark and trade name of Augusta National, Inc. and such trademark and trade name appears courtesy Augusta National, Inc. iPhone and iPad are trademarks of Apple Inc. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended
	June 30,
	2011	2010
Net revenue	$999	$815
Cost of goods sold	240	222

Gross profit	759	593

Operating expenses:
Marketing and sales	140	127
General and administrative	74	74
Research and development	285	275
Acquisition-related contingent consideration	2	2
Amortization of intangibles	13	15
Restructuring and other	18	2

Total operating expenses	532	495

Operating income	227	98

Loss on strategic investments	—	(5)
Interest and other income, net	3	—

Income before provision for (benefit from) income taxes	230	93

Provision for (benefit from) income taxes	9	(3)

Net income	$221	$96

Earnings per share
Basic	$0.67	$0.29
Diluted	$0.66	$0.29

Number of shares used in computation
Basic	331	328
Diluted	337	332

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net income and earnings per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net loss and non-GAAP diluted loss per share.

	Three Months Ended
	June 30,
	2011	2010
Net income	$221	$96

Acquisition-related expenses	18	20
Change in deferred net revenue (packaged goods and digital content)	(475)	(276)
Loss on strategic investments	—	5
Restructuring and other	18	2
Stock-based compensation	38	47
Income tax adjustments	57	28

Non-GAAP net loss	$(123)	$(78)

Non-GAAP diluted loss per share	$(0.37)	$(0.24)

Number of shares used in Non-GAAP computation
Diluted	331	328

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	June 30,	March 31,
	2011	2011 (a)
ASSETS

Current assets:
Cash and cash equivalents	$1,173	$1,579
Short-term investments	503	497
Marketable equity securities	172	161
Receivables, net of allowances of $227 and $304, respectively	30	335
Inventories	75	77
Deferred income taxes, net	58	56
Other current assets	343	327

Total current assets	2,354	3,032

Property and equipment, net	516	513
Goodwill	1,132	1,110
Acquisition-related intangibles, net	134	144
Deferred income taxes, net	49	49
Other assets	170	80

TOTAL ASSETS	$4,355	$4,928

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$91	$228
Accrued and other current liabilities	604	768
Deferred net revenue (packaged goods and digital content)	530	1,005

Total current liabilities	1,225	2,001

Income tax obligations	192	192
Deferred income taxes, net	42	37
Other liabilities	146	134

Total liabilities	1,605	2,364

Common stock	3	3
Paid-in capital	2,439	2,495
Retained earnings (accumulated deficit)	68	(153)
Accumulated other comprehensive income	240	219

Total stockholders’ equity	2,750	2,564

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,355	$4,928

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended June 30,
	2011	2010
OPERATING ACTIVITIES

Net income	$221	$96
Adjustments to reconcile net income to net cash used in operating activities:
Acquisition-related contingent consideration	2	2
Depreciation, amortization and accretion, net	43	48
Net losses on investments and sale of property and equipment	—	5
Stock-based compensation	38	47
Change in assets and liabilities:
Receivables, net	307	97
Inventories	4	16
Other assets	(101)	(37)
Accounts payable	(133)	(40)
Accrued and other liabilities	(181)	(109)
Deferred income taxes, net	1	3
Deferred net revenue (packaged goods and digital content)	(475)	(276)

Net cash used in operating activities	(274)	(148)

INVESTING ACTIVITIES

Capital expenditures	(32)	(11)
Proceeds from sale of marketable equity securities	—	8
Proceeds from maturities and sales of short-term investments	83	98
Purchase of short-term investments	(90)	(148)
Acquisition of subsidiaries, net of cash acquired	(25)	—

Net cash used in investing activities	(64)	(53)

FINANCING ACTIVITIES

Proceeds from issuance of common stock	14	1
Excess tax benefit from stock-based compensation	2	—
Repurchase and retirement of common stock	(91)	—

Net cash provided by (used in) financing activities	(75)	1

Effect of foreign exchange on cash and cash equivalents	7	(16)

Decrease in cash and cash equivalents	(406)	(216)
Beginning cash and cash equivalents	1,579	1,273

Ending cash and cash equivalents	$1,173	$1,057

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY11	FY11	FY11	FY11	FY12	Change
QUARTERLY RECONCILIATION OF RESULTS

Net Revenue
GAAP net revenue	$815	$631	$1,053	$1,090	$999	23%
Change in deferred net revenue (packaged goods and digital content)	(276)	253	357	(95)	(475)

Non-GAAP net revenue	$539	$884	$1,410	$995	$524	(3%)

Gross Profit
GAAP gross profit	$593	$268	$467	$762	$759	28%
Acquisition-related expenses	3	3	3	3	3
Change in deferred net revenue (packaged goods and digital content)	(276)	253	357	(95)	(475)
Loss on licensed intellectual property commitment (COGS)	—	(1)	—	—	—
Stock-based compensation	1	—	1	—	1

Non-GAAP gross profit	$321	$523	$828	$670	$288	(10%)

GAAP gross profit % (as a % of GAAP net revenue)	73%	42%	44%	70%	76%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	60%	59%	59%	67%	55%

Operating Income (Loss)
GAAP operating income (loss)	$98	$(252)	$(303)	$145	$227	132%
Acquisition-related expenses	20	(10)	18	24	18
Change in deferred net revenue (packaged goods and digital content)	(276)	253	357	(95)	(475)
Loss on licensed intellectual property commitment (COGS)	—	(1)	—	—	—
Restructuring and other	2	6	154	(1)	18
Stock-based compensation	47	43	46	38	38

Non-GAAP operating income (loss)	$(109)	$39	$272	$111	$(174)	60%

GAAP operating income (loss) % (as a % of GAAP net revenue)	12%	(40%)	(29%)	13%	23%
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	(20%)	4%	19%	11%	(33%)

Net Income (Loss)
GAAP net income (loss)	$96	$(201)	$(322)	$151	$221	130%
Acquisition-related expenses	20	(10)	18	24	18
Change in deferred net revenue (packaged goods and digital content)	(276)	253	357	(95)	(475)
Loss on licensed intellectual property commitment (COGS)	—	(1)	—	—	—
Loss (gain) on strategic investments	5	(28)	—	—	—
Restructuring and other	2	6	154	(1)	18
Stock-based compensation	47	43	46	38	38
Income tax adjustments	28	(30)	(57)	(34)	57

Non-GAAP net income (loss)	$(78)	$32	$196	$83	$(123)	58%

GAAP net income (loss) % (as a % of GAAP net revenue)	12%	(32%)	(31%)	14%	22%
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	(14%)	4%	14%	8%	(23%)

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$0.29	$(0.61)	$(0.97)	$0.45	$0.66	128%
Non-GAAP earnings (loss) per share	$(0.24)	$0.10	$0.59	$0.25	$(0.37)	54%

Number of diluted shares used in computation
GAAP	332	329	332	336	337
Non-GAAP	328	333	335	336	331

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY11	FY11	FY11	FY11	FY12	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography Net Revenue
North America	451	327	528	530	501	11%
Europe	317	262	477	507	438	38%
Asia	47	42	48	53	60	28%

Total GAAP Net Revenue	815	631	1,053	1,090	999	23%

North America	(184)	142	169	(56)	(240)
Europe	(81)	122	163	(45)	(215)
Asia	(11)	(11)	25	6	(20)

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(276)	253	357	(95)	(475)

North America	267	469	697	474	261	(2%)
Europe	236	384	640	462	223	(6%)
Asia	36	31	73	59	40	11%

Total Non-GAAP Net Revenue	539	884	1,410	995	524	(3%)

North America	55%	52%	50%	49%	50%
Europe	39%	41%	45%	46%	44%
Asia	6%	7%	5%	5%	6%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	49%	53%	50%	48%	50%
Europe	44%	43%	45%	46%	42%
Asia	7%	4%	5%	6%	8%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Publishing and Other	586	441	767	838	647	10%
Wireless, Internet-derived, and Advertising (Digital)	176	161	195	211	232	32%
Distribution	53	29	91	41	120	126%

Total GAAP Net Revenue	815	631	1,053	1,090	999	23%

Publishing and Other	(288)	248	341	(152)	(452)
Wireless, Internet-derived, and Advertising (Digital)	12	5	16	57	(23)
Distribution	—	—	—	—	—

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(276)	253	357	(95)	(475)

Publishing and Other	298	689	1,108	686	195	(35%)
Wireless, Internet-derived, and Advertising (Digital)	188	166	211	268	209	11%
Distribution	53	29	91	41	120	126%

Total Non-GAAP Net Revenue	539	884	1,410	995	524	(3%)

Publishing and Other	72%	70%	73%	77%	65%
Wireless, Internet-derived, and Advertising (Digital)	21%	26%	18%	19%	23%
Distribution	7%	4%	9%	4%	12%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing and Other	55%	78%	79%	69%	37%
Wireless, Internet-derived, and Advertising (Digital)	35%	19%	15%	27%	40%
Distribution	10%	3%	6%	4%	23%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY11	Q2 FY11	Q3 FY11	Q4 FY11	Q1 FY12	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Platform Net Revenue
Xbox 360	262	172	285	336	345	32%
PLAYSTATION 3	209	152	282	357	308	47%
Wii	40	25	130	71	42	5%
PlayStation 2	11	29	20	4	3	(73%)

Total Consoles	522	378	717	768	698	34%
Mobile	52	49	59	70	57	10%
PSP	19	17	22	16	11	(42%)
Nintendo DS	11	8	49	28	8	(27%)

Total Mobile and Handhelds	82	74	130	114	76	(7%)
PC	186	157	155	171	205	10%
Other	25	22	51	37	20	(20%)

Total GAAP Net Revenue	815	631	1,053	1,090	999	23%

Xbox 360	(121)	96	126	(12)	(193)
PLAYSTATION 3	(89)	150	131	(75)	(197)
Wii	(5)	24	39	(44)	(26)
PlayStation 2	(5)	1	(1)	—	—
Mobile	—	—	5	(3)	—
PSP	(1)	4	—	(6)	(6)
Nintendo DS	(4)	1	8	(6)	(2)
PC	(51)	(23)	49	51	(51)

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	(276)	253	357	(95)	(475)

Xbox 360	141	268	411	324	152	8%
PLAYSTATION 3	120	302	413	282	111	(8%)
Wii	35	49	169	27	16	(54%)
PlayStation 2	6	30	19	4	3	(50%)

Total Consoles	302	649	1,012	637	282	(7%)
Mobile	52	49	64	67	57	10%
PSP	18	21	22	10	5	(72%)
Nintendo DS	7	9	57	22	6	(14%)

Total Mobile and Handhelds	77	79	143	99	68	(12%)
PC	135	134	204	222	154	14%
Other	25	22	51	37	20	(20%)

Total Non-GAAP Net Revenue	539	884	1,410	995	524	(3%)

Xbox 360	32%	27%	27%	31%	35%
PLAYSTATION 3	26%	24%	27%	33%	31%
Wii	5%	4%	12%	6%	4%
PlayStation 2	1%	5%	2%	—	—

Total Consoles	64%	60%	68%	70%	70%
Mobile	7%	8%	5%	6%	6%
PSP	2%	3%	2%	1%	1%
Nintendo DS	1%	1%	5%	3%	1%

Total Mobile and Handhelds	10%	12%	12%	10%	8%
PC	23%	25%	15%	16%	20%
Other	3%	3%	5%	4%	2%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	26%	30%	29%	33%	29%
PLAYSTATION 3	22%	34%	30%	28%	21%
Wii	7%	6%	12%	3%	3%
PlayStation 2	1%	3%	1%	—	1%

Total Consoles	56%	73%	72%	64%	54%
Mobile	10%	6%	4%	7%	11%
PSP	3%	2%	2%	1%	1%
Nintendo DS	1%	1%	4%	2%	1%

Total Mobile and Handhelds	14%	9%	10%	10%	13%
PC	25%	15%	14%	22%	29%
Other	5%	3%	4%	4%	4%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY11	Q2 FY11	Q3 FY11	Q4 FY11	Q1 FY12	YOY % Change
CASH FLOW DATA

Operating cash flow	(148)	(134)	349	253	(274)	85%
Operating cash flow - TTM	332	192	320	320	194	(42%)
Capital expenditures	11	12	15	21	32	191%
Capital expenditures - TTM	75	61	60	59	80	7%

BALANCE SHEET DATA

Cash and cash equivalents	1,057	1,056	1,353	1,579	1,173	11%
Short-term investments	480	495	511	497	503	5%
Marketable equity securities	193	106	107	161	172	(11%)
Receivables, net	103	444	390	335	30	(71%)
Inventories	82	155	105	77	75	(9%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	490	743	1,100	1,005	530
Less: Beginning of the quarter	766	490	743	1,100	1,005

Change in deferred net revenue (packaged goods and digital content)	(276)	253	357	(95)	(475)

STOCK-BASED COMPENSATION

Cost of goods sold	1	—	1	—	1
Marketing and sales	4	6	6	5	5
General and administrative	12	10	10	8	9
Research and development	30	27	29	25	23

Total Stock-Based Compensation (excluding restructuring and other)	47	43	46	38	38
Restructuring and other	—	—	2	—	—

Total Stock-Based Compensation (including restructuring and other)	47	43	48	38	38

EMPLOYEES	7,758	7,820	7,742	7,645	7,973	3%